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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Merrill Corporation and Subsidiaries (File Nos. 33-46275, 33-52623 and 33-06897) of our report dated March 30, 1998, on our audits of the consolidated financial statements of Merrill Corporation and Subsidiaries as of January 31, 1998 and 1997, and for each of the three years in the period ended January 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K, and our report dated March 30, 1998, on the related financial statement schedule included in this Annual Report on Form 10-K.

                                       Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
May 1, 1998